CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason ETF Investment Trust of our report dated September 17, 2018, relating to the financial statements and financial highlights, which appears in Legg Mason Small-Cap Quality Value ETF’s Annual Report on Form N-CSR for the year ended July 31, 2018. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

November 1, 2018

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason ETF Investment Trust

We consent to the use of our reports dated September 18, 2017 with respect to the financial statements of Legg Mason Small-Cap Quality Value ETF, a series of the Legg Mason ETF Investment Trust, as of July 31, 2017, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

November 1, 2018

2